UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2016

EnergyTEK Corp.
(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7960 E. Camelback, #511 Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 663-8118

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective July 21, 2016, EnergyTEK Corp., a Nevada corporation ("ENTK"), entered into a series of agreements with certain parties, including Texas Gulf Exploration & Production, Inc., a Nevada corporation and wholly-owned subsidiary of ENTK ("TGEP"), Litigation Capital, Inc., a Nevada corporation ("LCI"), Texas Gulf Oil & Gas, Inc., a Nevada corporation ("TGOG"),  Wagley-EnergyTEK J.V. LLC, a Texas limited liability company ("Wagley J.V."), and two institutional investors (the "Investors") (collectively, the "Parties").

Pursuant to the agreements, ENTK issued the Investors convertible promissory notes in the total original principal amount of $60,000 (the "Notes"). The Notes bear 5% annual interest and mature November 15, 2016, subject to acceleration in the event ENTK consolidates, merges with, or acquires another company. Amounts of principal and accrued interest under the Notes are convertible at the option of the Investors at a price of $0.30 per share. With the proceeds from the Notes, ENTK repaid $50,000 of indebtedness owed by ENTK to TGOG. Following repayment of the $50,000, TGOG cancelled 1,000,000 shares of ENTK common stock held by TGOG. ENTK's subsidiary TGEP assumed ENTK's remaining indebtedness to TGOG in the approximate amount of $178,000, following which TGOG released ENTK for liability related to such debt.

ENTK also redeemed all shares of ENTK's Series B Preferred Stock held by LCI in exchange for 300,000 shares of ENTK common stock. ENTK further agreed to transfer to LCI all the equity interests of its subsidiaries TGEP and Legal Capital Corp. by the earlier of a merger or similar transaction by ENTK or October 19, 2016.

Further, ENTK and Wagley J.V. agreed that upon the closing of a merger or similar transaction by ENTK, Wagley J.V. would be dissolved and ENTK would have an option, exercisable for six months from such merger, to cancel 20,000,000 shares of ENTK common stock held by Wagley J.V. Pending the exercise of the option, Mr. Jonathan Read, ENTK's Chief Executive Officer and a director, was granted a proxy to vote the 20,000,000 shares of common stock.

In addition, pursuant to the agreements, Craig Crawford resigned as a director and executive officer of ENTK.

The above transactions were entered into following ENTK's earlier entry into a non-binding letter of intent to acquire a private company which, if completed, would give the shareholders of the private company control of ENTK. The letter of intent contains a number of important conditions, including execution of a definitive merger agreement and completion of a financing. The closing of the acquisition is also subject to the delivery of audited financial statements of the private company which are reasonably acceptable to ENTK.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02   Unregistered Sales of Equity Securities

The disclosure included under Item 1.01 above related to issuance of the Notes is incorporated by reference under Item 2.03 and Item 3.02 herein.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The disclosure included under Item 1.01 above related to the resignation of Mr. Crawford is incorporated by reference under Item 5.02 herein.

Item 9.01   Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Form of Convertible Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EnergyTEK Corp.

Date: July 27, 2016	By: /s/ Jonathan R. Read
Name:  Jonathan R. Read
Title:   Chief Executive Officer